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                                                                   EXHIBIT 10.62

                                DRKOOP.COM, INC.

                           PLACEMENT AGENCY AGREEMENT


Commonwealth Associates, L.P.
830 Third Avenue
New York, New York 10022
                                                                   June 23, 2000

Gentlemen:

     This Placement Agency Agreement (the "Agency Agreement") confirms the retention by drkoop.com, Inc., a Delaware corporation (the "Company"), of Commonwealth Associates, L.P., a New York limited partnership ("Commonwealth," or the "Placement Agent"), to act as the sales agent, on a best efforts basis, in connection with the private placement of the Preferred Units (as defined below) of the Company, on the terms set forth below.

     The Company proposes to offer for sale solely to "accredited investors," in a private placement (the "Offering"), up to 150 units (the "Preferred Units") at $100,000 per Preferred Unit, each Preferred Unit consisting of (i) 10,000 shares (the "D Preferred Shares") of the Company's Series D 8% Convertible Preferred Stock (the "Preferred Stock") having the rights and preferences set forth in a Certificate of Designation of Series D Preferred Stock (the "Series D Designation"), and (ii) seven-year warrants (the "Preferred Warrants") to purchase a number of shares of Common Stock equal to 25% of the number of shares of common stock, par value $0.001 per share ("Common Stock"), of the Company issuable upon conversion of the D Preferred Shares (the "Warrant Shares"). A minimum of 50 Preferred Units ($5,000,000) (the "Minimum Offering") and a maximum of 150 Preferred Units ($15,000,000) (the "Maximum Offering") will be sold in the Offering. The Maximum Offering may be increased by up to 50 Preferred Units ($5,000,000) at the option of the Placement Agent in the event of over-subscription and then up to an additional 50 Preferred Units at the option of the Company. The Preferred Units will be offered pursuant to those terms and conditions mutually acceptable to the Placement Agent and the Company as reflected in a Confidential Private Placement Memorandum prepared by the Company in form and substance satisfactory to the Placement Agent and its counsel (the "Offering Memorandum"). The Minimum Offering will be made on a "best efforts - all-or-none" basis and the balance of the Offering will be made on a "best efforts" basis. The Preferred Units will be offered in accordance with Regulation D promulgated by the Securities and Exchange Commission (the "SEC").

     On the date hereof, Commonwealth has arranged for senior secured debt financing in the amount of $1,500,000 for the Company (the "Bridge Financing") in the form of senior secured bridge notes in the aggregate principal amount of $1,500,000 (the "Bridge Notes") issued to Commonwealth and ComVest Venture Partners, L.P. The Bridge Financing shall be repaid out of the proceeds of the Offering provided there is proceeds to the Company of at least $7,500,000.
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In consideration of the Bridge Financing, the Company has issued to Commonwealth or its designees seven-year warrants (the "Bridge Warrants" and collectively with the Bridge Notes, the "Bridge Securities") to purchase 4,000,000 shares of Common Stock ("Bridge Shares"), at an exercise price of $0.75 per share. The Company's obligation under the Bridge Notes is secured by certain assets of the Company upon the terms and subject to the conditions specified in the related general security agreement.

     The (i) Offering Memorandum, as it may be amended or supplemented from time to time (including any documents incorporated therein by reference or otherwise), (ii) the form of subscription agreement between the Company and each subscriber for the Offering (the "Subscription Agreement"), and (iii) the exhibits which are part of the Offering Memorandum and/or the Subscription Agreement, are collectively referred to herein as the "Offering Documents."

     The Company will prepare and deliver to the Placement Agent a reasonable number of copies of the Offering Documents in form and substance satisfactory to the Placement Agent and its counsel.

     Each prospective investor subscribing to purchase Preferred Units ("Subscriber") will be required to deliver, among other things, a Subscription Agreement and a confidential purchaser questionnaire ("Questionnaire") in the form to be provided to offerees. Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

     1. Appointment of Placement Agent.

     (a) Commonwealth is hereby appointed exclusive placement agent of the Company (subject to Commonwealth's right to have selected dealers ("Selected Dealers") in good standing with the National Association of Securities Dealers ("NASD") participate in the Offering) during the offering periods for the Offering herein specified for the purposes of assisting the Company in finding qualified Subscribers in the Offering. The offering period for the Offering (the "Preferred Offering Period") shall commence on the day the Offering Documents relating thereto are first made available to Commonwealth by the Company for delivery in connection with the offering for sale of the Preferred Units and shall continue until the earlier to occur of: (i) the sale of the Maximum Offering (plus the Preferred Units included in the Placement Agent's over-allotment option); or (ii) July 31, 2000. In any event, however, the Placement Agent shall use its best efforts to close at least $5,000,000 of gross proceeds of the Offering by July 31, 2000. If the Minimum Offering is not sold prior to the end of the Preferred Offering Period, the Offering will be terminated and all funds received from Subscribers will be returned, without interest and without any deduction. The day that the Preferred Offering Period terminates is hereinafter referred to as the "Preferred Termination Date." The Preferred Termination Date may be extended for up to thirty (30) days by mutual agreement of the Placement Agent and the Company.

     (b) Subject to the performance by the Company in all material respects of its obligations to be performed under this Agency Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agency Agreement, the

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Placement Agent hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified Subscribers. It is understood that the Placement Agent has no commitment to sell the Preferred Units. Commonwealth's agency hereunder is not terminable by the Company except upon termination of the Preferred Offering Period or a material breach by Commonwealth of its obligations hereunder.

     (c) Subscriptions for Preferred Units shall be evidenced by the execution by Subscribers of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Preferred Units.

     (d) The Placement Agent and/or its affiliates may be investors in the Offering.

     2. Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent and each Selected Dealer, if any, as follows:

     (a) Securities Law Compliance. The offer, offer for sale, and sale of the Preferred Units has not been registered with the SEC. The Preferred Units are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act. The Company will use its best efforts to conduct the Offering in compliance with the requirements of Regulation D of the General Rules and Regulations under the 1933 Act, and the Company will file all appropriate notices of offering with the SEC. The Company has prepared the Offering Documents. During the term of the Offering, the applicable Offering Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Offering or other termination of this Agency Agreement any event shall occur as a result of which it becomes necessary to amend or supplement the Offering Documents relating thereto so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify the Placement Agent and will supply the Placement Agent with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agent for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agent deems reasonably necessary to comply with applicable state and federal law.

     (b) Organization. The Company and its "Subsidiaries" (which for purposes of this Agency Agreement means any entity (i) in which the Company, directly or indirectly, owns 51% of the capital stock or holds an equity or similar interest and (ii) which conducts substantive business activities or holds material assets) are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted and as described in the Offering Documents, to execute and deliver this Agency Agreement and to carry out the transactions contemplated hereby (if a party hereto). Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do

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business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse
Effect. As used in this Agency Agreement, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated hereby or by the Transaction Documents (as defined below in Section 3(b)(v)(B)). A complete list of all Subsidiaries of the Company with substantive business activities is set forth in
Schedule 2(b) hereto.

     (c) Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is set forth in Schedule 2(c). All of such outstanding shares have been and are, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed in Schedule 2(c), (i) no shares of the Company's capital stock are subject to preemptive rights under Delaware law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agency Agreement; and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto except to the extent any such rights would not reasonably be expected to have a Material Adverse Effect.

     (d) SEC Documents; Financial Statements. Since December 31, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange act of 1934, as amended (the "1934 Act"), (all of the foregoing filed after December 31, 1999 and prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated

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thereunder applicable to the SEC Documents. None of the SEC Documents, at the
time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), show all material liabilities, absolute or contingent, of the Company required to be required to be recorded thereon, and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, the Company meets the requirements for the use of Form S-3 for registration of the resale of the Common Stock issuable upon exercise of the Preferred Warrants and upon conversion of the Series D Preferred Stock.

     (e) Absence of Changes. Since December 31, 1999, there have been no material adverse changes in the financial condition, business, properties or prospects of the Company or of the Company and its Subsidiaries, taken as a whole, other than changes referred to in the SEC Documents or in Schedule 2(e). Except as described in the SEC Documents or in Schedule 2(e), since December 31, 1999, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and, except as set forth in Schedule 2(e), there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company, and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

     (f) Title. Except as set forth in or contemplated by Schedule 2(f), the Company has good and marketable title to all material properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as not prohibited by Section 4(B)(vii) of the Bridge Notes or such as are not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets

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under any such lease or sublease. The Company owns, leases or licenses all such properties as are necessary to its operations as described in the Offering Documents.

     (g) Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 2(g), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two years from the date of this Agency Agreement, except where such expiration or termination would not have either individually or in the aggregate a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 2(g), no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement, except where such infringement, claim, action or proceeding would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect. Except as set forth on Schedule 2(g), the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not have either individually or in the aggregate a Material Adverse Effect.

     (h) Litigation. Except as set forth in or contemplated by Schedule 2(h), there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any court, arbitrator, governmental instrumentality or authority or other agency now pending or, to the knowledge of the Company, threatened against the Company, the adverse outcome of which would be reasonably likely to have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have a Material Adverse Effect.

     (i) Non-Defaults; Non-Contravention; Etc. Except as disclosed in Schedule 2(i), neither the execution, delivery and performance of this Agency Agreement nor the consummation by the Company of the transactions contemplated hereby will
(i) result in a violation of its certificate of incorporation or any certificate amendment thereto (collectively, "Certificate of Incorporation") or its by-laws ("By-laws"); (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or

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(iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except, in the cases of foregoing clauses (ii) and (iii), any conflict, default or violation which would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 2(i), neither the Company nor its Subsidiaries is in violation of any term of (i) its Certificate of Incorporation, or its By-laws or their organizational charter or by-laws, respectively, or (ii) any statute, rule or regulation applicable to the Company or its Subsidiaries and neither the Company nor its Subsidiaries is in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order, except for such violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect. Except as specifically contemplated by this Agency Agreement and except such as have been obtained as of the date hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agency Agreement or the Offering Documents in accordance with the terms hereof or thereof. Except as disclosed on Schedule 2(i), the Company is not in violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market in the foreseeable future.

     (j) Taxes. Except as set forth in or contemplated by Schedule 2(j), the Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or determined to be due on such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has properly accrued all taxes required to be accrued by GAAP consistently applied. The tax returns of the Company have never been audited by any state, or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

     (k) Compliance With Laws; Licenses; Etc. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity except for such violations the sanctions for which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, and the Company has not received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would be reasonably likely to have a Material Adverse Effect. The Company has all material licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses")

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required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed or possess a permit would not reasonably be expected to have a Material Adverse Effect. The Licenses are in full force and effect and to the Company's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

     (l) Authorization of Agency Agreement; Enforceability; Etc. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agency Agreement and the Subscription Agreement, and the Fund Escrow Agreement (as defined below). The execution and delivery of this Agency Agreement and the Funds Escrow Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the board of directors of the Company ("Board of Directors") and no further consent or authorization is required by the Company, its Board of Directors or its stockholders except the approval of the issuance of the D Preferred Shares and Preferred Warrants in the Offering by stockholders of the Company required by the rules of the Nasdaq National Market or receipt of a waiver therefrom. This Agency Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

     (m) Authorization of D Preferred Shares, Preferred Warrants Etc. Except as set forth in or contemplated by Schedule 2(m), the issuance, sale and delivery of the D Preferred Shares and the Preferred Warrants have been duly authorized by all requisite corporate action of the Company. When so issued, sold and delivered in accordance with this Agreement and the Offering Documents for the consideration set forth therein, the D Preferred Shares and the Preferred Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies, and, in each case, will not be subject to preemptive or any other similar rights of the stockholders of the Company.

     (n) Authorization of Reserved Shares. Except as set forth in or contemplated by Schedule 2(n), the issuance, sale and delivery by the Company of the shares of Common Stock issuable upon conversion or exercise of the D Preferred Shares and the Preferred Warrants (the "Reserved Shares") have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon conversion or exercise of all or any of the D Preferred Shares or Preferred Warrants, except to the extent the number of shares of Common Stock issuable upon conversion or exercise of the D Preferred Shares, the Preferred Warrants, the Bridge Warrants or the Agency Warrants exceed the number of authorized shares of Common Stock in the Company's Certificate of Incorporation as a result of the respective conversion price and exercise price reset terms of the D Preferred Shares, the Preferred Warrants, the Bridge Warrants or the Agency Warrants in which case the Company shall use reasonable

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best efforts to seek stockholder approval of and file a certificate of amendment with respect to its Certificate of Incorporation to increase the numbers of authorized shares of Common Stock so that the Company may legally issue the shares of Common Stock issuable upon conversion or exercise of the D Preferred Shares, the Preferred Warrants the Bridge Warrants or the Agency Warrants following the foregoing adjustment to the respective conversion price or exercise price. When so issued, sold, paid for and delivered for the consideration set forth in the Offering Documents, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive rights under Delaware law or any other similar rights of the stockholders of the Company or others.

     (o) Exemption from Registration. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Agreement and Questionnaire and the Purchasers in the Subscription Agreement (ii) that all of the offerees and Subscribers are "accredited investors" as such term is defined in Rule 501 of Regulation D and (iii) that the Placement Agent has not engaged, nor will engage, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D, the offer and sale of the Preferred Units and the Preferred Warrants pursuant to the terms of this Agency Agreement are exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualification contained in Rule 507 thereof.

     (p) Registration Rights. Except with respect to holders of the Preferred Units and the Preferred Warrants, and except as set forth in Schedule 2(p), no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company. The Company shall grant registration rights under the 1933 Act to the Subscribers and/or their transferees as more fully described in the applicable Subscription Agreements.

     (q) Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agency Agreement other than the Placement Agent.

     (r) Title to Securities. When certificates representing the D Preferred Shares and the Preferred Warrants have been duly delivered to the Subscribers in the Offering, and payment shall have been made therefor, such persons shall receive from the Company good and marketable title to such securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable Federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof in the United States.

     (s) Right of First Refusal. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

3.  Closing and Fees.

     (a) Closing of the Offering. Provided the Minimum Offering shall have been subscribed for and funds representing the sale thereof shall have cleared, a closing (the "Initial

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Preferred Closing") shall take place at the offices of the Placement Agent, 830
Third Avenue, New York, New York within three business days thereafter (but in no event later than five days following the Preferred Termination Date), which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agent. At the Initial Preferred Closing, payment for the Preferred Units issued and sold by the Company shall be made against delivery of the D Preferred Shares and Preferred Warrants comprising such Preferred Units. In addition, subsequent closings of the Offering (if applicable) may be scheduled at the discretion of the Company and the Placement Agent, each of which shall be deemed a "Preferred Closing" hereunder. The date of the last closing of the Offering is hereinafter referred to as the "Final Closing" and the date of any Preferred Closing hereunder is hereinafter referred to as a "Closing Date".

     (b) Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder will be subject to the accuracy in all material respects of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing Date of the Placements, to the performance by the Company of its obligations hereunder and to the following additional conditions:

        (i) Due Qualification or Exemption. (A) The Offering will become qualified or be exempt from qualification under the securities or "blue sky" laws of the several states pursuant to paragraph 4(d) below not later than the Initial Preferred Closing Date, and (B) at any Closing Date no stop order suspending the sale of the Preferred Units and Bridge Securities shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

        (ii) No Material Misstatements. Neither the blue sky qualification materials nor the Offering Documents, nor any supplement thereto, will contain any untrue statement of a fact which in the reasonable opinion of the Placement Agent is material, or omits to state a fact, which in the reasonable opinion of the Placement Agent is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

        (iii) Compliance with Agreements. The Company will have complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to each Preferred Closing;

        (iv) Corporate Action. The Company has or will have taken all necessary corporate action, including, without limitation, obtaining the approval of its Board of Directors and stockholders, for the execution and delivery of this Agency Agreement, the performance by the Company of its obligations hereunder and the Offering contemplated hereby (including the approval of the issuance of the D Preferred Shares and Preferred Warrants in the Offering by the Company's stockholders required by the rules of the Nasdaq National Market unless a waiver therefrom has been obtained provided that, if the terms of such waiver require stockholder ratification of the issuance, the Placement Agent shall receive an irrevocable proxy from each of the executive officers and directors solely for the purpose of voting in favor of such ratification);

        (v) Opinion of Company Counsel. At each Preferred Closing, the Placement Agent shall receive the opinion of counsel to the Company, substantially to the effect that:

                (A) the Company is a corporation duly incorporated, validly existing and in good standing under the laws of the Delaware, has all requisite corporate power and authority necessary to own or hold its respective properties and conduct its business in the manner described in the Offering Memorandum, and is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction listed on an exhibit to such opinion;

                (B) the Company has all requisite corporate power and authority to execute and deliver and perform its obligations at closing under this Agency Agreement, the Subscription Agreements, the Preferred Warrants (and each of the other documents to be entered into by the Company in connection therewith, including, but not limited to the Agency Warrants and the Registration Rights Agreement) (collectively, the "Transaction Documents"), and to consummate the transactions contemplated hereby and thereby;

                (C) each of this Agency Agreement and the other Transaction Documents has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions;

                (D) to such counsel's knowledge and without independent investigation, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in
     Schedule 2(c);

                (E) assuming (i) the accuracy of the information provided by the Subscribers in the Subscription Agreements; (ii) the accuracy of the information provided by the purchasers in the Agreement; and (iii) that the Placement Agent has not engaged, nor will engage, in connection with the Offering, in any form of general solicitation or general advertising within the meaning of 502(c) of Regulation D, the issuance and sale of the Preferred Units are exempt from the registration requirements set forth in
     Section 5 of the 1933 Act;

                (F) the Preferred Units, Agency Warrants, the Bridge Securities and the Common Stock conform as to legal matters in all material respects to the statements relating thereto contained in the Offering Memorandum.
     (i) The shares of Series D Preferred Stock included in the Preferred Units, when issued, delivered to and paid for by the Subscribers therefor pursuant to the terms of this Agency Agreement and the Subscription Agreements, (ii) the Warrant Shares, when issued to, delivered to and paid for pursuant to the terms of the Preferred Warrants and the Agency Warrants, upon payment therefor, and (iii) the shares of Common Stock issuable upon conversion of the Series D Preferred Stock, shall be duly authorized, validly issued, fully paid, and nonassessable, and shall not have been issued in violation of any preemptive rights under Delaware law (assuming no adjustments pursuant to anti-dilution provisions);

                (G) no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal governmental authority is required by the Company for the execution, delivery, or performance by the Company of this Agency Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, except the filing of a Notice of Sales of Securities on Form D pursuant to Regulation D and such consents, authorizations, approvals, registrations, and qualifications as may be required under blue sky laws in connection with the issuance, sale, and delivery of the Preferred Units pursuant to this Agency Agreement. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding identified to counsel as such, is required for the execution, delivery, or performance of this Agency Agreement or the other Transaction Documents, or the consummation of the transactions contemplated hereby or thereby; and the execution, delivery and performance of this Agency Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such material contract, agreement, instrument, lease, license, arrangement, or understanding identified to counsel as such, or violate or result in a breach of any term of the certificate of incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule or regulation, or, to the knowledge of such counsel, any order, judgment, or decree material to and binding on the Company or to which any of its operations, businesses, properties, or assets are subject;

                (H) to such counsel's knowledge, except as identified in the Offering Memorandum or this Agency Agreement, there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or, to such counsel's knowledge, threatened against or affecting the Company or involving the properties of the Company which might materially and adversely affect the business, properties or financial condition of the Company or which if determined adverse to the Company could reasonably be expected to materially adversely affect the transactions or other acts contemplated by this Agency Agreement or the validity or enforceability of this Agency Agreement, except as set forth in or contemplated by the Offering Documents or in Schedule 3(b)(v)(F); and

                (I) such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and your representatives at which the contents of the Offering Memorandum and the Offering Documents and related matters were discussed and, although such counsel is not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and the other Offering Documents (except as described in paragraphs D and F above), such counsel advises the Placement Agent that, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to such counsel's attention which lead us to believe that the Offering Memorandum and other Offering Documents as of their respective dates contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood such counsel has not been requested to and does not make any comment with respect to the financial statements and other financial or statistical data included in the Offering Memorandum).

        (vi) Officers' Certificate. The Placement Agent shall receive a certificate of the Company, signed on its behalf by the Chief Executive Officer and Chief Financial Officer thereof, that (i) the representations and warranties contained in Section 2 hereof are true and accurate at such closing with the same effect as though expressly made at such closing and
     (ii) the Company has complied with its covenants and agreements set forth herein.

        (vii) Designation of Preferred. The Series D Designation shall have been accepted for filing by the Secretary of State of the State of Delaware.

        (viii) Fund Escrow Agreement. The Placement Agent shall receive a copy of a duly executed escrow agreement in the form previously delivered to the Placement Agent regarding the deposit of funds pending the closing(s) of the Offering with a bank or trust company acceptable to the Placement Agent (the "Fund Escrow Agreement").

        (ix) Lock-Up Agreements. The Placement Agent shall receive agreements from each executive officer and director of the Company (collectively, the "Existing Stockholders") to the effect that such person shall not sell, assign or transfer any of their Common Stock, preferred stock or other securities of the Company for a period of 15 months from the Initial Preferred Closing; provided however, the foregoing lock-up period for such individuals may be extended for the same period (up to an additional twelve months) of extension agreed to by the Placement Agent and Subscribers as described below. The Placement Agent shall receive agreements from each Subscriber to the effect that such Subscriber shall not sell, assign or transfer any of their Preferred Units or shares of Common Stock underlying such units for a period of up to 12 months from the Initial Preferred Closing; provided however, the foregoing lock-up period for such Subscribers may be extended by agreement between the Placement Agent and the Subscribers for an additional 12 months. If Subscribers who own 25% or more of the Preferred Units issued in the Offering are released from any such lock-up agreement by the Placement Agent, the Existing Stockholders shall be released effective on the 90th day thereafter. The Placement Agent covenants that it will not sell, assign or transfer any of its Bridge Warrants, Agency Warrants, or their underlying shares of stock unless the lock-up period applicable to the Subscribers has expired or all Subscribers have been released form their lock-up agreements; provided, however, without limiting the foregoing, the Placement Agent may sell, assign or transfer such securities to its affiliates and employees provided they agree to be bound by the terms of this Section 3(b)(ix).

        (x) Upon the Initial Preferred Closing, the Board of Directors will consist of seven directors which shall include three members designated by the Company (who shall be reasonably acceptable to the Placement Agent), two members designated by the Placement Agent and two members designated by the Subscribers. At least three of the members of the Board collectively designated by the Placement Agent and the Subscribers shall be "independent directors" (as such term is defined in Rule 4200 of the Nasdaq Stock Market). The Placement Agent shall receive the irrevocable proxies described in Section 4(h) hereof. In the event that any of the parties does not exercise its respective right to designate a member or members of the Board, then the failure to do so shall not constitute a waiver of such right and such party may then appoint any person to be an observer who shall be entitled to attend and observe meetings of the Board and any committees thereof (an receive notices, communications and other information provided in connection with such meetings). The parties acknowledge that the initial designees of the Company shall be Dr. C. Everett Koop, Donald Hacket and John Zaccaro.

        (xi) O&D Insurance. The Company shall have in place and full force and effect at least $5,000,000 of officers and directors liability insurance.

        (xii) No Adverse Changes. There shall not have occurred, at any time prior to the applicable closing (i) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the Nasdaq -Amex Stock Exchange or in the over-the-counter market; (ii) any outbreak of major hostilities or other national or international calamity; (iii) any banking moratorium declared by Federal or New York authorities; (iv) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company which materially impairs the investment quality of the Preferred Units; or (v) any material adverse change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agent's reasonable judgment, makes it inadvisable to proceed with the Offering.

        (xiii) Employment Agreement. The Company and each of Donald Hackett and Louis Scalpati shall have amended his existing employment to provide for a one year extension or entered into a new employment agreement upon terms reasonably acceptable to the Placement Agent.

        (xiv) License Agreement. That certain second amended and restated name and likeness agreement, dated June 5, 2000, between the Company and Dr. C. Everett Koop shall have been amended on terms satisfactory to the Placement Agent, it being understood that the form of amendment presented to the Placement Agent is satisfactory except that the change in control provision in Attachment A shall only apply in the event of a sale to tobacco, alcohol or weapons interests.

     (c) Blue Sky. Counsel to the Placement Agent will prepare and file the necessary documents so that offers and sales of the securities to be offered in the Offering may be made in certain jurisdictions in the United States. It is understood that such filings may be based on or rely upon: (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber; (ii) the representations, warranties and agreements of the Company set forth in Section 2 of this Agency Agreement; and
(iii) the representations of the Company set forth in the certificate to be delivered at each Preferred Closing pursuant to paragraph (vi) of Section 3(b).

     (d) Placement Fee and Expenses.

        (i) Bridge Financing. Simultaneously with the payment for and delivery of the Bridge Notes on the date hereof, the Company shall pay or execute and deliver to the Placement Agent (A) the $25,000 payment which, together with the $25,000 non-refundable payment previously paid to the Placement Agent, shall be credited against the reimbursable expenses as set forth in subsection (ii)(B) below and (B) the Bridge Warrants.

        (ii) Offering. Simultaneously with payment for and delivery of the Preferred Units at each Preferred Closing, the Company shall: (A) pay to the Placement Agent a cash fee equal to 7% of the gross proceeds of the Preferred Units sold; (B) reimburse the Placement Agent for accountable expenses, which expenses, inclusive of the Placement Agent's expenses in
     Section 4(b), shall not exceed $150,000 in the aggregate; and (C) issue to the Placement Agent, or its designees, warrants, in the form attached as Appendix C, to purchase a number of Preferred Units of equal to 10% of the number of Preferred Units sold in the Offering (the "Agency Warrants"). The Company shall also pay all expenses in connection with the qualification of the Preferred Shares or Preferred Units under the blue sky laws of the states which the Placement Agent shall designate, including legal fees and filing fees not to exceed $5,000.

        (iii) Interest. In the event that for any reason the Company shall fail to pay to the Placement Agent all or any portion of the fees payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by the Placement Agent, at a rate equal to four percent above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

     (e) Bring-Down Opinions and Certificates. If there is more than one Preferred Closing, then at each such Closing there shall be delivered to the Placement Agent updated opinions and certificates as described in (v) and (vi) of Section 3(b) above, respectively.

4.  Covenants of the Company.

     (a) Use of Proceeds. The net proceeds of the Offering will be used by the Company substantially as set forth in the Offering Memorandum. Except as set forth on Schedule 4(a), the Company shall not use any of the proceeds from the Offering to repay any indebtedness of the Company (other than trade payables as they become due) outstanding on the date hereof, including but not limited to indebtedness to any current executive officers, directors or principal stockholders of the Company.

     (b) Expenses of Offering and Other Payments. The Company shall be responsible for, and shall bear all expenses directly incurred in connection with, the Offering including, but not limited to, (i) legal fees of the Company's counsel relating to the costs of preparing the Offering Documents and all amendments, supplements and exhibits thereto and preparing this Agency Agreement and delivering all Preferred Units and Bridge Securities; and (ii) the blue sky fees, filing fees and the fees and disbursements of Placement Agent's counsel in connection with the blue sky matters as limited above (the "Company Expenses").

     Prior to the Initial Preferred Closing, if the Company decides not to proceed with the Offering for any reason (other than Placement Agent's failure to close on the Offering prior to the Preferred Termination Date or upon mutual agreement with the Placement Agent not to proceed with the Offering) or if the Placement Agent decides not to proceed with the Offering because of a material breach by the Company of its representations, warranties, or covenants in this Agency Agreement or as a result of material adverse changes in the affairs of the Company, the Company will be obligated to pay the Placement Agent a financial advisory fee of $500,000 payable at the Placement Agent's sole discretion in either cash or in shares of the Common Stock based on the closing bid price on the date thereof (which fee the Company agrees is a fair measure of the compensation to be received by the Placement Agent in respect of, among other things its advice, time and effort in respect of the Offering), and to reimburse the Placement Agent for the Placement Agent Expenses as set forth above within ten business days of the occurrence or any such event. The Placement Agent shall have no liability to the Company for any reason should the Placement Agent choose not to proceed with the Offering contemplated hereby.

     (c) Notification. The Company shall notify the Placement Agent immediately, and in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the later of the Final Closing or the Preferred Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Preferred Units, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its reasonable best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and the Placement Agent so requests, to obtain the lifting thereof as promptly as possible.

     (d) Blue Sky. The Company will use its reasonable best efforts to qualify or register the securities to be offered in the Placements for offering and sale under, or establish an exemption from such qualification or registration under, the blue sky laws of such jurisdictions in the United States as the Placement Agent may reasonably request; provided however, that the Company will not be obligated to register as a foreign corporation or qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of securities pursuant to the Placements in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

     (e) Form D Filing. The Company shall: (i) file with the SEC five copies of a Notice of Sales of Securities on Form D with respect to the sale of the Preferred Units within the time period required; (ii) file promptly such amendments to such Notices on Form D as shall become necessary; and (iii) comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. Upon request, the Company shall furnish the Placement Agent with copies of all such filings.

     (f) Press Releases, Etc. The Company shall provide two business days prior written notice of any proposed press release or other communication, or any press conference with respect to any material development concerning the Company, its financial condition, results of operations, business, properties, assets, or liabilities; provided however, the Company may issue any press release without such prior notice if in the reasonable opinion of counsel to the Company issuance before such notice can be provided is required for compliance with any governmental agency or exchange on which the Company's securities are listed. Furthermore, the Company shall not at any time include information with respect to the use of the Placement Agent's name in any press release, advertisement or on any website maintained by the Company without the prior written consent of the Placement Agent.

     (g) Restrictions on Issuances of Securities. During the period commencing on the date hereof and ending on the later of (i) the Final Closing or (ii) the Preferred Termination Date, provided the Placement Agent shall not have breached any material covenant, representation or warranty contained in this Agency Agreement and the Placement Agent is actively conducting the Offering, the Company will not, without the prior written consent of the Placement Agent, issue additional shares of Common Stock, other than pursuant to the exercise of options, warrants or rights outstanding on the date hereof, or grant any warrants, options or other securities of the Company. If the Minimum Offering is sold, the Company agrees that it will not, without approval of the Placement Agent issue additional shares of Common Stock, other than pursuant to the exercise of options or warrants outstanding on the date hereof, or grant any warrants, options or other securities of the Company.

     (h) Board Designees; Irrevocable Proxy. In the event the Minimum Offering is completed, the Company agrees that as long as there shall be at least 400,000 D Preferred Shares outstanding (the "Board Representation Period"), it shall use reasonable efforts to cause the Board to have the composition set forth in
Section 3(b)(x) hereof, and the number of directors comprising the Board shall not increase without the consent of the Placement Agent's Board designees. It shall be a condition of the appointment of any director by the Placement Agent or any of the investors in the D Preferred Shares that such person agree in advance to resign from the Board of Directors at the expiration of the Board Representation Period notwithstanding that the term of office for such director has not yet expired. The class of these directorships will be determined at the time of appointment. The Placement Agent shall receive an irrevocable proxy (revocable upon transfer of the voting stock to which it relates) from each of the executive officers and directors of the Company granting the Placement Agent a proxy to vote their shares for the election of directors solely for the purpose of enforcing the Placement Agent's rights described in this Section 4(h). Any director designated by the Placement Agent may be replaced at any time. In addition, in the event that any director designated by the Placement Agent resigns or for any reason no longer serves as a director, then the Placement Agent shall designate a replacement for such director. The Placement Agent Board designees described in this Section 4(h) who are employees of Commonwealth or its affiliates shall abstain from voting on or vote against matters authorizing the issuance of securities that would trigger the anti-dilution provisions contained in section 2.4 of the Series D Designation, which procedure will be conformed into the by-laws of the Company and will apply to the appointment of any director by any other investor in securities of the Company that contain anti-dilution provisions.

     (i) Independent Auditors. During the three-year period following the Initial Preferred Closing, the Company will not switch auditors, other than to a "Big Five" accounting firm, without the approval of a majority of the independent members of the Board of Directors.

     (j) Quarterly Communications. Within 45 days after the end of each fiscal quarter, the Company shall (i) send to the Placement Agent (x) a letter setting forth the results of operations for the fiscal quarter and management's analysis thereof (which delivery obligation shall be satisfied by timely filing with the SEC the applicable quarterly report on Form 10-Q) and (y) a schedule of all securities issuances by the Company, including the issuances of shares pursuant to the cashless exercise provisions of any options or warrants, and (ii) present an update on the affairs of the Company at the offices of the Placement Agent for the Subscribers and employees of the Placement Agent. In addition, within 90 days after the end of each fiscal year, the Company shall send to the Subscribers a stockholders letter in form and substance reasonably satisfactory to the Placement Agent setting forth the results of operations for the fiscal year and management's analysis thereof (which delivery obligation shall be satisfied by timely filing with the SEC the applicable annual report on Form 10-K).

     (k) Transmittal Letters. Within five days after each closing of the Offering, the Placement Agent shall receive copies of all letters from the Company to the Subscribers transmitting the securities sold in the Offering and shall receive a letter from the Company confirming transmittal of the securities to the Subsidiaries.

     (l) Committees. The Company will not create any committees of its Board of Directors that are not composed of a majority of the independent members of the Board of Directors unless it has received the approval of a majority of the independent members of the Board of Directors to do so.

     (m) Transfer Agent. The Company shall provide a transfer agent and registrar in respect of its capital stock, which transfer agent and registrar shall be reasonably acceptable to the Placement Agent.

5.  Indemnification.

     (a) The Company agrees to indemnify and hold harmless the Placement Agent and each selected dealer, if any, and their respective stockholders, directors, officers, agents and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse the Placement Agent for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which the Placement Agent is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), caused by or arising out of (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement of a material fact or alleged untrue statement or a material fact provided by the Placement Agent in writing to the Company specifically for use in the Offering Documents), any violation by the Company of the federal securities laws or the securities laws of any states, or otherwise arising out of the Placement Agent's engagement hereunder, except in respect of any matters as to which the Placement Agent shall have been adjudicated to have acted with gross negligence, or (iii) any breach by the Company of any of its representations, warranties or covenants contained in this Agency Agreement.

     (b) Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section except to the extent the defense of the claim is prejudiced. In case any such action is brought against an Indemnified Party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation (provided the Company has been advised in writing that such investigation is being undertaken). The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Company if (i) the employment of such counsel has been specifically authorized in writing by the Company (which it shall have no obligation to do) or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Company and, in the reasonable judgment of counsel for the Indemnified Party, it is advisable for the Indemnified Party or Parties to be represented by separate counsel due to material conflict of interest (in which case the Company shall not have the right to assume the defense of such action on behalf of an Indemnified Party or Parties), it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties. No settlement by an Indemnified Party of any action against an Indemnified Party shall be made without the Company's consent which shall not be unreasonably withheld. No settlement of any action against an Indemnified Party by the Company shall be made unless such an Indemnified Party is fully and completely released in connection therewith.

6.  Contribution.

     To provide for just and equitable contribution, if (i) an Indemnified
Party makes a claim for indemnification pursuant to Section 5 but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even

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though this Agency Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the 1933 Act, the 1934 Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agent and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agent or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it or the Selected Dealer Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls the Placement Agent or a Selected Dealer within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, shareholder, employee and agent of the Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 6. Anything in this Section 6 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 6 is intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

7.  Miscellaneous.

     (a) Survival. Any termination of the Offering without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 5 hereof and the contribution provided in
Section 6 hereof shall survive any termination and shall survive the Final Closing for a period of three years.

     (b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements as of the date hereof shall survive execution of this Agency Agreement and delivery of the Preferred Units and the termination of this Agency Agreement for a period of three years after such respective event.

     (c) No Other Beneficiaries. This Agency Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

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

     (d) Governing Law; Resolution of Disputes. This Agency Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. The Placement Agent and the Company will attempt to settle any claim or controversy arising out of this Agency Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Should such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Placement Agent and the Company within 15 days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of mediation will not be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either party. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

     (e) Counterparts. This Agency Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

     (f) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agent, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at Commonwealth Associates, 830 Third Avenue, New York, New York 10022, Att: Carl Kleidman, with a copy to Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022, Att: Michael L. Zuppone, and if sent to the Company, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at 7000 N. Mopac, Suite 400, Austin, TX 78731, Att: Chief Executive Officer, with a copy to Latham & Watkins, 135 Commonwealth Drive, Menlo Park, California 94025-3656, Attention: Tony Richmond.

     (g) Entire Agreement. This Agency Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof including, but not limited to, that certain engagement letter agreement, dated June 5, 2000, between the Company and Commonwealth. Neither this Agency Agreement nor any term hereof may be changed, waived or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

     If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

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                              Very truly yours,

                              drkoop.com, Inc.

                              By:  /s/ Donald Hackett
                                   ------------------
                                   Name:   Donald Hackett
                                   Title:    CEO

Agreed:

COMMONWEALTH ASSOCIATES, L.P.

     By:  Commonwealth Associates Management Company, Inc.,
          its general partner

     By:  /s/ Joseph P. Wynne
          -------------------
          Name: Joseph P. Wynne
          Title: CFO

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